SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

________________________________________________

Net2Phone, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

________________________________________________

22-3559037
(I.R.S. Employer Identification Number)

________________________________________________

520 Broad Street
Newark, New Jersey 07102
(973) 438-3111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

________________________________________________

Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan

(Full title of plan)

________________________________________________

Liore Alroy
520 Broad Street
Newark, New Jersey 07102
(973) 438-3111

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard W. Porter, P.C.
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

     Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-51248), which was originally filed on December 5, 2000, is being filed to deregister unsold shares of common stock of the registrant, Net2Phone, Inc.

     On March 13, 2006, pursuant to that certain merger agreement, dated as of February 17, 2006, the registrant will become a privately held, wholly owned subsidiary of IDT Corporation, and shares of Net2Phone’s common stock will cease to be quoted on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. On March 13, 2006, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

     Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 13th day of March, 2006.

NET2PHONE, INC.

By:	/s/ Glenn J. Williams

Glenn J. Williams
Executive Vice President of Business and
Legal Affairs, General Counsel and
Secretary of the Company

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Liore Alroy Liore Alroy	Chief Executive Officer (Principal Executive Officer and Director)	March 13, 2006

/s/ Arthur Dubroff Arthur Dubroff	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2006

/s/ Stephen M. Greenberg Stephen M. Greenberg	Chairman of the Board	March 13, 2006

* Howard Jonas	Vice Chairman of the Board	March 13, 2006

* James A. Courter	Director	March 13, 2006

* Jesse King	Director	March 13, 2006

* Harry C. McPherson	Director	March 13, 2006

* James Mellor	Director	March 13, 2006

Marc J. Oppenheimer	Director	March 13, 2006

Michael Weiss	Director	March 13, 2006

* /s/ Glenn J. Williams
   Glenn J. Williams
   Attorney-in-fact